Exhibit 10.1

Fifth Amendment to Issuer Repurchase Plan

(under Rules 10b-18 and 10b5-1 of the Securities Exchange Act of 1934)

This Fifth Amendment to Issuer Repurchase Plan dated June 26, 2023 (the “Fifth Amendment”), entered into by and between eXp World Holdings, Inc. (“Purchaser” or “Issuer”) and Stephens Inc. (“Stephens”), amends that certain Issuer Repurchase Plan dated January 10, 2022 (the “2022 Purchase Plan”), which was previously amended by the First Amendment to Issuer Repurchase Plan, dated May 6, 2022 (the “First Amendment”), the Second Amendment to Issuer Repurchase Plan, dated September 27, 2022 (the “Second Amendment”), the Third Amendment to Issuer Repurchase Plan, dated December 27, 2022 (the “Third Amendment”), and the Fourth Amendment to Issuer Repurchase Plan, dated May 8, 2023 (the “Fourth Amendment”). The 2022 Purchase Plan as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Fifth Amendment, is hereinafter referred to as the “Purchase Plan.”

Purchaser and Stephens hereby agree as follows:

1.All capitalized terms used in this Fifth Amendment and not defined herein shall have the meanings set forth in the Purchase Plan unless the context clearly requires otherwise.

2. Section C.2. of the Purchase Plan is hereby deleted in its entirety and replaced with the following:

2. Stephens is authorized to begin purchasing Stock in the open market pursuant to this Purchase Plan on January 11, 2022 and shall cease purchasing Stock on the earliest to occur of (i) the date on which the Purchase Plan is terminated in accordance with Paragraph D.1 below, (ii) the date on which Stephens receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Purchaser’s bankruptcy or insolvency, and (iii) (specify one or more dates or occurrences that will mark the last day on which purchases may occur):

X close of the Principal Market on December 31, 2024; and

X the aggregate price of all purchases pursuant to (i) this Purchase Plan, (ii) the Issuer Repurchase Plan dated December 28, 2018, as amended, by and between Purchaser and Stephens, and (iii) the Issuer Repurchase Plan dated June 1, 2020, as amended, by and between Purchaser and Stephens (after including all commissions, and other expenses of purchase), reaches $1,000,000,000.00.

(the “Plan Purchase Period”).

3. Purchaser hereby represents, warrants and covenants that (i) Purchaser is not aware of any material nonpublic information concerning the Purchaser or its securities, (ii) Purchaser is entering into this Fifth Amendment in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, and (iii) there are no legal, contractual or regulatory restrictions applicable to Purchaser or its affiliates that would prohibit Purchaser from entering into this Fifth Amendment or prohibit any purchase pursuant to the Purchase Plan, as amended hereby.

4. Except as expressly provided in this Fifth Amendment, the provisions of the Purchase Plan, as previously amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have signed this Fifth Amendment as of the date first written above.

eXp World Holdings, Inc.Stephens Inc.

By: /s/ Kent Cheng    By: /s/ Leon Lants_______________

Printed Name: Kent Cheng    Printed Name: Leon Lants

Title: Chief Accounting Officer  Title: Director of Trading Operations